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                                   EXHIBIT 24

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes Richard M. Kahler, as attorney-in-fact, to sign in his behalf, individually and in each capacity stated below, and to file this Annual Report on Form 10-KSB and all amendments and/or supplements to this Annual Report on Form 10-KSB.


Signature                                       Title                               Date
---------                                       -----                               ----
/s/ Joshua Fong, O.D.                   Chairman of the Board and Director      March 25, 1998
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Joshua Fong, O.D.

/s/ William. R. Henson                  Director                                March 25, 1998
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William R. Henson

/s/ Dimitri V. Koroslev                 Director                                March 18, 1998
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Dimitri V. Koroslev

/s/ William E. Peluso                   Director                                March 18, 1998
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William E. Peluso

/s/ Oswald A. Rugaard                   Director                                March 18, 1998
-----------------------------------
Oswald A. Rugaard

/s/ Randall D. Greenfield               Chief Financial Officer (Principal      March 24, 1998
------------------------------------
Randall D. Greenfield                   Financial Officer and Principal
                                        Accounting Officer) and Secretary